APPENDIX A
TO
THE TRANSFER AGENCY SERVICES AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 9/5/2014

The following is a list of Funds/Portfolios for which BBH shall serve under a Transfer Agency Services Agreement dated as of 11/07/2008 "the Agreement":

Global X Brazil Consumer ETF
Global X Brazil Financials ETF
Global X Brazil Mid Cap ETF
Global X Canada Preferred ETF
Global X Central Asia & Mongolia Index ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X Copper Miners ETF
Global X Fertilizers/Potash ETF
Global X FTSE Andean 40 ETF
Global X MSCI Argentina ETF*
Global X FTSE ASEAN 40 ETF
Global X MSCI Colombia ETF*
Global X FTSE Greece 20 ETF Global X FTSE Luxury Consumer ETF
Global X FTSE Nordic Region ETF
Global X MSCI Norway ETF*
Global X FTSE Portugal 20 ETF
Global X GF China Bond ETF Global X Gold Explorers ETF
Global X Guru Index ETF Global X Guru Brazil ETF Global X Guru China ETF Global X Guru India ETF Global X Guru Japan ETF Global X Guru United Kingdom ETF
Global X | JP Morgan Efficiente Index ETF Global X | JP Morgan US Sector Rotator Index ETF Global X Junior Miners ETF
Global X Junior MLP ETF
Global X Lithium ETF Global X MSCI Pakistan ETF Global X MSCI Saudi Arabia ETF
Global X NASDAQ China Technology ETF
Global X Next Emerging & Frontier ETF
Global X MSCI Nigeria ETF*
Global X Permanent ETF
Global X Pure Gold Miners ETF
Global X Silver Miners ETF
Global X Social Media Index ETF
Global X SuperDividend ETF
Global X SuperDividend U.S. ETF
Global X SuperIncome ETF Global X SuperIncome Preferred ETF Global X SuperValue International ETF Global X SuperValue U.S. ETF
Global X Uranium ETF

*Formerly Global X FTSE Norway 30 ETF
*Formerly Global X FTSE Colombia 20 ETF
*Formerly Global X FTSE Argentina 20 ETF
*Formerly Global X FTSE Nigeria Index ETF

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.
GLOBAL X MANAGEMENT COMPANY, LLC
BY: /s/ Luis Berruga
NAME: Luis Berruga
TITLE: COO